Exhibit 99.1

FOR IMMEDIATE RELEASE

Flowserve Corporation Reports Second Quarter 2024 Results;

Raises Full-Year Adjusted EPS

•	Second quarter Reported and Adjusted[1] Earnings Per Share (EPS)[2] of 55 cents and 73 cents, an increase of 41% and 40%, respectively, driven by strong operational execution

•	Bookings of $1.25 billion were the highest quarterly level since 2014 and includes record aftermarket activity of more than $610 million

•	Adjusted Gross and Operating Margins[3] of 32.3% and 12.5%, respectively, increased 200 and 210 basis points compared to prior year

•	Raised full-year 2024 Adjusted EPS guidance[4] to $2.60 to $2.75

DALLAS, July 29, 2024 – Flowserve Corporation (NYSE: FLS), a leading provider of flow control products and services for the global infrastructure markets, today announced its financial results for the second quarter ended June 30, 2024.

Second Quarter 2024 Highlights (all comparisons to the 2023 second quarter, unless otherwise noted)

•	Reported EPS of $0.55 and Adjusted EPS of $0.73, compared to $0.39 and $0.52, respectively

•	Second quarter 2024 Reported EPS includes after-tax adjusted expenses of $23.7 million, comprised of realignment charges and write-down of investment among other items

•	Total bookings were $1.25 billion, up $135.1 million or 12.2%. On a constant currency basis[5], total bookings were up $144.2 million or 13.0%

•	Original equipment bookings were $632.1 million, up $112.0 million or 21.5%. On a constant currency basis, original equipment bookings were up $115.2 million or 22.2%

•	Aftermarket bookings were $614.0 million, up $23.1 million or 3.9%. On a constant currency basis, aftermarket bookings were up $29.0 million or 4.9%

•	Sales were $1.16 billion, up $76.5 million or 7.1%. On a constant currency basis, sales were up $83.7 million or 7.7%

•	Original equipment sales were $566.4 million, up $48.5 million or 9.4%. On a constant currency basis, original equipment sales were up $51.0 million or 9.8%

•	Aftermarket sales were $590.5 million, up $28.0 million or 5.0%. On a constant currency basis, aftermarket sales were up $32.7 million or 5.8%

•	Reported gross and operating margins were 31.6% and 10.5%, respectively, up 170 basis points and 160 basis points, respectively

•	Adjusted gross and operating margins were 32.3% and 12.5%, respectively, up 200 basis points and 210 basis points, respectively

•	Backlog of $2.7 billion was up 2.8% sequentially with a second quarter book-to-bill of 1.08x

“Our second quarter results further solidify the momentum we have generated over the last several quarters. We delivered meaningful sequential and year-over-year improvements in bookings, revenue and margins driven by our operational excellence program and the effectiveness of organizational design changes implemented last year. We achieved significant bookings of $1.25 billion during the quarter, which included a healthy mix of record quarterly aftermarket bookings and large project bookings,” said Scott Rowe, Flowserve’s President and Chief Executive Officer. “With accelerating operational performance, our constructive end markets, and a renewed focus on product management, we believe we are well positioned to deliver on our long-term targets.”

Rowe concluded, “With our strong financial and operating performance year-to-date, combined with our outlook for the rest of the year and confidence in our execution, we have increased our full-year Adjusted EPS guidance for 2024. Our 3D strategy continues to accelerate our growth, and we remain committed to further capitalizing on opportunities that will deliver long-term value creation for our customers, associates, and shareholders.”

Revised 2024 Guidance4

Flowserve is raising its Adjusted EPS guidance metrics for 2024 and reaffirmed most other financial targets, as shown in the table below:

	Prior Target Range[6]	Revised Target Range
Revenue Growth	Up 4.0% to 6.0%	Reaffirmed
Reported Earnings Per Share	$2.25 - $2.45	Reaffirmed
Adjusted Earnings Per Share	$2.50 - $2.70	$2.60 – $2.75
Net Interest Expense	$60 to $65 million	Reaffirmed
Adjusted Tax Rate	~20%	~21%
Capital Expenditures	$75 - $85 million	Reaffirmed

Flowserve’s 2024 Adjusted EPS target range excludes expected adjusted items including realignment charges of approximately $45 million, as well as the potential impact of below-the-line foreign currency effects and certain other discrete items which may arise during the course of the year.

Second Quarter 2024 Results Conference Call

Flowserve will host its conference call with the financial community on Tuesday, July 30th at 10:00 AM Eastern. Scott Rowe, President and Chief Executive Officer, as well as other members of the management team will be presenting. The call can be accessed by shareholders and other interested parties at www.flowserve.com under the “Investors” section.

[1]

See Consolidated Reconciliation of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measure (Unaudited) and Segment Reconciliation of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measure (Unaudited) tables for a detailed reconciliation of reported results to adjusted measures.

[2]

Adjusted EPS excludes identified realignment expenses, the impact from other specific discrete items and below-the-line foreign currency effects and utilizes the then-applicable foreign exchange rates and approximately 132 million fully diluted shares.

[3]

Adjusted gross and operating margins are calculated by dividing adjusted gross profit and adjusted operating income, respectively, by revenues. Adjusted gross profit and adjusted operating income are derived by excluding the adjusted items. See Consolidated Reconciliation of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measure (Unaudited) and Segment Reconciliation of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measure (Unaudited) tables for a detailed reconciliation.

[4]

2024 Adjusted EPS excludes realignment expenses as well as the impact of below-the-line foreign currency effects and certain other discrete items which may arise during the year and utilizes June 2024 foreign exchange rates and approximately 132 million fully diluted shares.

[5]

Constant currency is a non-GAAP financial measure. We have calculated constant currency amounts and the associated currency effects on operations by translating current year results on a monthly basis at prior year exchange rates for the same periods.

[6]	Prior target range was provided as of April 29, 2024.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three Months Ended June 30,
(Amounts in thousands, except per share data)	2024	2023
Sales	$1,156,892	$1,080,376
Cost of sales	(790,796)	(757,616)

Gross profit	366,096	322,760
Selling, general and administrative expense	(238,627)	(230,082)
Loss on sale of business	(12,981)	—
Net earnings from affiliates	6,816	3,970

Operating income	121,304	96,648
Interest expense	(16,917)	(16,554)
Interest income	1,174	1,907
Other income (expense), net	(5,263)	(5,543)

Earnings (loss) before income taxes	100,298	76,458
Provision for income taxes	(23,846)	(21,304)

Net earnings (loss), including noncontrolling interests	76,452	55,154
Less: Net earnings attributable to noncontrolling interests	(3,836)	(3,951)

Net earnings (loss) attributable to Flowserve Corporation	$72,616	$51,203

Net earnings (loss) per share attributable to Flowserve Corporation common shareholders:
Basic	$0.55	$0.39
Diluted	0.55	0.39
Weighted average shares – basic	131,656	131,171
Weighted average shares – diluted	132,415	131,810

Consolidated Reconciliation of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measure (Unaudited)

(Amounts in thousands, except per share data)

Three Months Ended June 30, 2024	Gross Profit	Selling, General & Administrative Expense	Loss on Sale of Business	Operating Income	Other Income (Expense), Net	Provision For (Benefit From) Income Taxes	Net Earnings (Loss)	Effective Tax Rate	Diluted EPS
Reported	$366,096	$238,627	$12,981	$121,304	$(5,263)	$23,846	$72,616	23.8%	0.55
Reported as a percent of sales	31.6%	20.6%	1.1%	10.5%	-0.5%	2.1%	6.3%
Realignment charges (a)	7,521	267	(12,981)	20,235	—	1,558	18,677	7.7%	0.14
Discrete items (b)	—	(1,100)	—	1,100	—	259	841	23.5%	0.01
Discrete asset write-downs (c)(d)	—	(1,795)	—	1,795	3,567	1,342	4,020	25.0%	0.03
Below-the-line foreign exchange impacts (e)	—	—	—	—	207	29	178	13.9%	0.00

Adjusted	$373,617	$235,999	$—	$144,434	$(1,489)	$27,034	$96,332	21.3%	0.73

Adjusted as a percent of sales	32.3%	20.4%	0.0%	12.5%	-0.1%	2.3%	8.3%

Note: Amounts may not calculate due to rounding

(a)	Charges represent realignment costs incurred as a result of realignment programs of which $19,200 is non-cash.
(b)	Charge represents costs associated with merger and acquisition activity.
(c)	Charge represents a $1,795 non-cash write-down of a software asset.
(d)	Charge represents a $3,567 non-cash write-down of a debt investment.
(e)

Below-the-line foreign exchange impacts represent the remeasurement of foreign exchange derivative contracts as well as the remeasurement of assets and liabilities that are denominated in a currency other than a site’s respective functional currency.

Three Months Ended June 30, 2023	Gross Profit	Selling, General & Administrative Expense	Operating Income	Other Income (Expense), Net	Provision For (Benefit From) Income Taxes	Net Earnings (Loss)	Effective Tax Rate	Diluted EPS
Reported	$322,760	$230,082	$96,648	$(5,543)	$21,304	$51,203	27.9%	0.39
Reported as a percent of sales	29.9%	21.3%	8.9%	-0.5%	2.0%	4.7%
Realignment charges (a)	4,106	(7,445)	11,551	—	2,982	8,569	25.8%	0.07
Acquisition related (b)	—	(2,856)	2,856	—	732	2,124	25.6%	0.02
Discrete asset write-downs (c)	796	(1,038)	1,834	—	479	1,355	26.1%	0.01
Below-the-line foreign exchange impacts (d)	—	—	—	4,758	(156)	4,914	-3.3%	0.04

Adjusted	$327,662	$218,743	$112,889	$(785)	$25,341	$68,165	26.0%	0.52

Adjusted as a percent of sales	30.3%	20.2%	10.4%	-0.1%	2.3%	6.3%

Note: Amounts may not calculate due to rounding

(a)	Charges represent realignment costs incurred as a result of realignment programs of which $4 is non-cash.
(b)	Charges represent costs associated with a terminated acquisition.
(c)	Charge represents a further expense of $1,834 associated with a sales contract that was initially adjusted out of Non-GAAP measures in 2017.
(d)

Below-the-line foreign exchange impacts represent the remeasurement of foreign exchange derivative contracts as well as the remeasurement of assets and liabilities that are denominated in a currency other than a site’s respective functional currency.

SEGMENT INFORMATION

(Unaudited)

FLOWSERVE PUMPS DIVISION	Three Months Ended June 30,
(Amounts in millions, except percentages)	2024	2023
Bookings	$898.8	$760.0
Sales	812.2	765.4
Gross profit	260.2	226.8
Gross profit margin	32.0%	29.6%
SG&A	136.1	132.8
Segment operating income	131.0	98.0
Segment operating income as a percentage of sales	16.1%	12.8%

FLOW CONTROL DIVISION	Three Months Ended June 30,
(Amounts in millions, except percentages)	2024	2023
Bookings	$349.2	$359.7
Sales	347.7	317.7
Gross profit	106.3	93.1
Gross profit margin	30.6%	29.3%
SG&A	61.0	56.9
Loss on sale of business	(13.0)	—
Segment operating income	32.3	36.1
Segment operating income as a percentage of sales	9.3%	11.4%

Segment Reconciliation of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measure (Unaudited)

(Amounts in thousands)

Flowserve Pumps Division

Three Months Ended June 30, 2024	Gross Profit	Selling, General & Administrative Expense	Operating Income
Reported	$260,215	$136,053	$130,978
Reported as a percent of sales	32.0%	16.8%	16.1%
Realignment charges (a)	7,378	720	6,658

Adjusted	$267,593	$136,773	$137,636

Adjusted as a percent of sales	32.9%	16.8%	16.9%

Three Months Ended June 30, 2023	Gross Profit	Selling, General & Administrative Expense	Operating Income
Reported	$226,814	$132,780	$98,003
Reported as a percent of sales	29.6%	17.3%	12.8%
Realignment charges (a)	953	(17)	970
Discrete asset write-downs (b)	796	(1,038)	1,834

Adjusted	$228,563	$131,725	$100,807

Adjusted as a percent of sales	29.9%	17.2%	13.2%

Flow Control Division

Three Months Ended June 30, 2024	Gross Profit	Selling, General & Administrative Expense	Loss on Sale of Business	Operating Income
Reported	$106,271	$61,034	$12,981	$32,251
Reported as a percent of sales	30.6%	17.6%	3.7%	9.3%
Realignment charges (a)	221	53	(12,981)	13,149
Discrete items (b)	—	(1,100)	—	1,100

Adjusted	$106,492	$59,987	$—	$46,500

Adjusted as a percent of sales	30.6%	17.3%	0.0%	13.4%

Note: Amounts may not calculate due to rounding

(a)	Charges represent realignment costs incurred as a result of realignment programs of which $19,200 is non-cash.
(b)	Charge represents costs associated with merger and acquisition activity.

Three Months Ended June 30, 2023	Gross Profit	Selling, General & Administrative Expense	Operating Income
Reported	$93,058	$56,943	$36,115
Reported as a percent of sales	29.3%	17.9%	11.4%
Realignment charges (a)	3,153	—	3,153
Acquisition related (c)	—	(2,856)	2,856

Adjusted	$96,211	$54,087	$42,124

Adjusted as a percent of sales	30.3%	17.0%	13.3%

Note: Amounts may not calculate due to rounding

(a)	Charges represent realignment costs incurred as a result of realignment programs of which $4 is non-cash.
(b)	Charge represents a further expense of $1,834 associated with a sales contract that was initially adjusted out of Non-GAAP measures in 2017.
(c)	Charge represents costs associated with a terminated acquisition.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Six Months Ended June 30,
(Amounts in thousands, except per share data)	2024	2023
Sales	$2,244,371	$2,060,681
Cost of sales	(1,539,307)	(1,441,090)

Gross profit	705,064	619,591
Selling, general and administrative expense	(467,045)	(474,359)
Loss on sale of businesses	(12,981)	—
Net earnings from affiliates	9,344	8,603

Operating income	234,382	153,835
Interest expense	(32,233)	(32,766)
Interest income	2,343	3,401
Other income (expense), net	(6,137)	(13,562)

Earnings (loss) before income taxes	198,355	110,908
Benefit from (provision for) income taxes	(43,988)	(25,757)

Net earnings (loss), including noncontrolling interests	154,367	85,151
Less: Net earnings attributable to noncontrolling interests	(7,531)	(7,181)

Net earnings (loss) attributable to Flowserve Corporation	$146,836	$77,970

Net earnings (loss) per share attributable to Flowserve Corporation common shareholders:
Basic	$1.12	$0.59
Diluted	1.11	0.59
Weighted average shares – basic	131,583	131,051
Weighted average shares – diluted	132,392	131,782

Consolidated Reconciliation of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measure (Unaudited)

(Amounts in thousands, except per share data)

Six Months Ended June 30, 2024	Gross Profit	Selling, General & Administrative Expense	Loss on Sale of Business	Operating Income	Other Income (Expense), Net	Provision For (Benefit From) Income Taxes	Net Earnings (Loss)	Effective Tax Rate	Diluted EPS
Reported	$705,064	$467,045	$12,981	$234,382	$(6,137)	$43,988	$146,836	22.2%	1.11
Reported as a percent of sales	31.4%	20.8%	0.6%	10.4%	-0.3%	2.0%	6.5%
Realignment charges (a)	13,194	(1,227)	(12,981)	27,402	—	2,281	25,121	8.3%	0.19
Discrete items (b)(c)	—	900	—	(900)	—	259	(1,159)	-28.8%	(0.01)
Discrete asset write-downs (d)(e)	—	(1,795)	—	1,795	3,567	1,342	4,020	25.0%	0.03
Below-the-line foreign exchange impacts (f)	—	—	—	—	(1,116)	(22)	(1,094)	2.0%	(0.01)

Adjusted	$718,258	$464,923	$—	$262,679	$(3,686)	$47,848	$173,724	20.9%	1.31

Adjusted as a percent of sales	32.0%	20.7%	0.0%	11.7%	-0.2%	2.1%	7.7%

Note: Amounts may not calculate due to rounding

(a)	Charges represent realignment costs incurred as a result of realignment programs of which $20,000 is non-cash.
(b)	Represents a reduction to reserves of $2,000 associated with our ongoing financial exposure in Russia that were adjusted for Non-GAAP measures when established in 2022.
(c)	Charge represents $1,100 of costs associated with merger and acquisition activity.
(d)	Charge represents a $1,795 non-cash write-down of a software asset.
(e)	Charge represents a $3,567 non-cash write-down of a debt investment.
(f)

Below-the-line foreign exchange impacts represent the remeasurement of foreign exchange derivative contracts as well as the remeasurement of assets and liabilities that are denominated in a currency other than a site’s respective functional currency.

Six Months Ended June 30, 2023	Gross Profit	Selling, General & Administrative Expense	Operating Income	Other Income (Expense), Net	Provision For (Benefit From) Income Taxes	Net Earnings (Loss)	Effective Tax Rate	Diluted EPS
Reported	$619,591	$474,359	$153,835	$(13,562)	$25,757	$77,970	23.2%	0.59
Reported as a percent of sales	30.1%	23.0%	7.5%	-0.7%	1.2%	3.8%
Realignment charges (a)	4,308	(24,122)	28,430	—	6,166	22,264	21.7%	0.17
Acquisition related (b)	—	(5,952)	5,952	—	1,554	4,398	26.1%	0.03
Discrete asset write-downs (c)(d)(e)	1,969	(3,955)	5,924	—	1,517	4,407	25.6%	0.03
Below-the-line foreign exchange impacts (f)	—	—	—	12,164	393	11,771	3.2%	0.09

Adjusted	$625,868	$440,330	$194,141	$(1,398)	$35,387	$120,810	21.7%	0.92

Adjusted as a percent of sales	30.4%	21.4%	9.4%	-0.1%	1.7%	5.9%

Note: Amounts may not calculate due to rounding

(a)	Charges represent realignment costs incurred as a result of realignment programs of which $7,601 is non-cash.
(b)	Charges represent costs associated with a terminated acquisition.
(c)	Charge represents a further expense of $1,834 associated with a sales contract that was initially adjusted out of Non-GAAP measures in 2017.
(d)	Charge represents a further $1,173 non-cash write-down of inventory associated with a customer sales contract that was originally determined to be uncollectible in 2020.
(e)	Charge represents a $2,917 non-cash write-down of a licensing agreement.
(f)

Below-the-line foreign exchange impacts represent the remeasurement of foreign exchange derivative contracts as well as the remeasurement of assets and liabilities that are denominated in a currency other than a site’s respective functional currency.

SEGMENT INFORMATION

(Unaudited)

FLOWSERVE PUMPS DIVISION	Six Months Ended June 30,
(Amounts in millions, except percentages)	2024	2023
Bookings	$1,602.2	$1,487.8
Sales	1,581.6	1,465.5
Gross profit	508.2	448.2
Gross profit margin	32.1%	30.6%
SG&A	275.8	279.8
Segment operating income	241.9	177.1
Segment operating income as a percentage of sales	15.3%	12.1%

FLOW CONTROL DIVISION	Six Months Ended June 30,
(Amounts in millions, except percentages)	2024	2023
Bookings	$689.9	$691.6
Sales	668.2	599.3
Gross profit	199.0	173.4
Gross profit margin	29.8%	28.9%
SG&A	119.0	118.7
Loss on sale of business	(13.0)	—
Segment operating income	67.0	54.6
Segment operating income as a percentage of sales	10.0%	9.1%

Segment Reconciliation of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measure (Unaudited)

(Amounts in thousands)

Flowserve Pumps Division

Six Months Ended June 30, 2024	Gross Profit	Selling, General & Administrative Expense	Operating Income
Reported	$508,153	$275,763	$241,872
Reported as a percent of sales	32.1%	17.4%	15.3%
Realignment charges (a)	12,422	(321)	12,743
Discrete item (b)	—	2,000	(2,000)

Adjusted	$520,575	$277,442	$252,615

Adjusted as a percent of sales	32.9%	17.5%	16.0%

Six Months Ended June 30, 2023	Gross Profit	Selling, General & Administrative Expense	Operating Income
Reported	$448,241	$279,759	$177,076
Reported as a percent of sales	30.6%	19.1%	12.1%
Realignment charges (a)	1,343	(2,067)	3,410
Discrete asset write-downs (b)(c)(d)	1,969	(3,955)	5,924

Adjusted	$451,553	$273,737	$186,410

Adjusted as a percent of sales	30.8%	18.7%	12.7%

Flow Control Division

Six Months Ended June 30, 2024	Gross Profit	Selling, General & Administrative Expense	Loss on Sale of Business	Operating Income
Reported	$198,966	$119,026	$12,981	$66,959
Reported as a percent of sales	29.8%	17.8%	1.9%	10.0%
Realignment charges (a)	988	(61)	(12,981)	14,030
Discrete item (c)	—	(1,100)	—	1,100

Adjusted	$199,954	$117,865	$—	$82,089

Adjusted as a percent of sales	29.9%	17.6%	0.0%	12.3%

Note: Amounts may not calculate due to rounding

(a)	Charges represent realignment costs incurred as a result of realignment programs of which $20,000 is non-cash.
(b)	Represents a reduction to reserves associated with our ongoing financial exposure in Russia that were adjusted for Non-GAAP measures when established in 2022.
(c)	Charge represents costs associated with merger and acquisition activity.

Six Months Ended June 30, 2023	Gross Profit	Selling, General & Administrative Expense	Operating Income
Reported	$173,351	$118,702	$54,649
Reported as a percent of sales	28.9%	19.8%	9.1%
Realignment charges (a)	3,164	(8,906)	12,070
Acquisition related (e)	—	(5,952)	5,952

Adjusted	$176,515	$103,844	$72,671

Adjusted as a percent of sales	29.5%	17.3%	12.1%

Note: Amounts may not calculate due to rounding

(a)	Charges represent realignment costs incurred as a result of realignment programs of which $4 is non-cash.
(b)	Charge represents a further expense of $1,834 associated with a sales contract that was initially adjusted out of Non-GAAP measures in 2017.
(c)	Charge represents a further $1,173 non-cash write-down of inventory associated with a customer sales contract that was originally determined to be uncollectible in 2020.
(d)	Charge represents a $2,917 non-cash write-down of a licensing agreement.
(e)	Charges represent costs associated with a terminated acquisition.

Second Quarter and Year-to-Date 2024 - Segment Results

(dollars in millions, comparison vs. 2023 second quarter and year-to-date, unaudited)

	FPD						FCD
	2nd Qtr			YTD			2nd Qtr			YTD
Bookings	$898.8			$1,602.2			$349.2			$689.9
- vs. prior year	138.8		18.3%	114.4		7.7%	-10.5		-2.9%	-1.7		-0.2%
- on constant currency	145.6		19.2%	120.7		8.1%	-8.3		-2.3%	1.3		0.2%
Sales	$812.2			$1,581.6			$347.7			$668.2
- vs. prior year	46.8		6.1%	116.1		7.9%	30.0		9.4%	68.9		11.5%
- on constant currency	52.0		6.8%	118.2		8.1%	32.0		10.1%	71.2		11.9%
Gross Profit	$260.2			$508.2			$106.3			$199.0
- vs. prior year	14.7%			13.4%			14.2%			14.8%
Gross Margin (% of sales)	32.0%			32.1%			30.6%			29.8%
- vs. prior year (in basis points)	240 bps			150 bps			130 bps			90 bps
Operating Income	$131.0			$241.9			$32.3			$67.0
- vs. prior year	33.0		33.7%	64.8		36.6%	-3.8		-10.5%	12.4		22.7%
- on constant currency	34.5		35.2%	66.6		37.6%	-3.3		-9.4%	13.2		23.9%
Operating Margin (% of sales)	16.1%			15.3%			9.3%			10.0%
- vs. prior year (in basis points)	330 bps			320 bps			(210	) bps		90 bps
Adjusted Operating Income *	$137.6			$252.6			$46.5			$82.1
- vs. prior year	36.8		36.5%	66.2		35.5%	4.4		10.5%	9.4		12.9%
- on constant currency	38.3		38.0%	68.0		36.5%	4.9		11.5%	10.2		14.0%
Adj. Oper. Margin (% of sales)*	16.9%			16.0%			13.4%			12.3%
- vs. prior year (in basis points)	370	bps		330	bps		10	bps		20	bps
Backlog	$1,857.8						$837.5

*	Adjusted Operating Income and Adjusted Operating Margin exclude realignment charges and other specific discrete items

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Amounts in thousands, except par value)	June 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$515,083	$545,678
Accounts receivable, net of allowance for expected credit losses of $80,591 and $80,013, respectively	1,031,656	881,869
Contract assets, net of allowance for expected credit losses of $4,815 and $4,993, respectively	287,676	280,228
Inventories	851,305	879,937
Prepaid expenses and other	130,095	116,065

Total current assets	2,815,815	2,703,777
Property, plant and equipment, net of accumulated depreciation of $1,156,824 and $1,158,451, respectively	491,864	506,158
Operating lease right-of-use assets, net	157,797	156,430
Goodwill	1,170,555	1,182,225
Deferred taxes	214,930	218,358
Other intangible assets, net	117,236	122,248
Other assets, net of allowance for expected credit losses of $65,895 and $66,864, respectively	196,287	219,523

Total assets	$5,164,484	$5,108,719

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$557,145	$547,824
Accrued liabilities	457,697	504,430
Contract liabilities	293,354	287,697
Debt due within one year	66,439	66,243
Operating lease liabilities	31,705	32,382

Total current liabilities	1,406,340	1,438,576
Long-term debt due after one year	1,211,611	1,167,307
Operating lease liabilities	145,016	138,665
Retirement obligations and other liabilities	385,193	389,120
Shareholders’ equity:
Common shares, $1.25 par value	220,991	220,991
Shares authorized – 305,000
Shares issued – 176,793 and 176,793, respectively
Capital in excess of par value	489,786	506,525
Retained earnings	3,945,577	3,854,717
Treasury shares, at cost – 45,620 and 45,885 shares, respectively	(2,004,494)	(2,014,474)
Deferred compensation obligation	7,979	7,942
Accumulated other comprehensive loss	(689,775)	(639,601)

Total Flowserve Corporation shareholders’ equity	1,970,064	1,936,100
Noncontrolling interests	46,260	38,951

Total equity	2,016,324	1,975,051

Total liabilities and equity	$5,164,484	$5,108,719

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended June 30,
(Amounts in thousands)	2024	2023
Cash flows – Operating activities:
Net earnings (loss), including noncontrolling interests	$154,367	$85,151
Adjustments to reconcile net earnings (loss) to net cash provided (used) by operating activities:
Depreciation	37,883	37,452
Amortization of intangible and other assets	4,391	5,158
Loss on sale of business	12,981	—
Stock-based compensation	17,400	15,878
Foreign currency, asset write downs and other non-cash adjustments	10,935	(8,418)
Change in assets and liabilities:
Accounts receivable, net	(168,540)	(5,350)
Inventories	3,603	(99,240)
Contract assets, net	(13,267)	9,917
Prepaid expenses and other assets, net	10,945	(105)
Accounts payable	14,376	7,118
Contract liabilities	10,894	10,831
Accrued liabilities	(47,795)	(2,091)
Retirement obligations and other liabilities	4,402	8,412
Net deferred taxes	(3,100)	(14,329)

Net cash flows provided (used) by operating activities	49,475	50,384

Cash flows – Investing activities:
Capital expenditures	(28,289)	(31,893)
Payments for disposition of business	(2,352)	—
Other	551	(941)
Net cash flows provided (used) by investing activities	(30,090)	(32,834)

Cash flows – Financing activities:
Payments on term loan	(30,000)	(20,000)
Proceeds under revolving credit facility	100,000	150,000
Payments under revolving credit facility	(25,000)	(100,000)
Proceeds under other financing arrangements	562	197
Payments under other financing arrangements	(1,460)	(3,458)
Repurchases of common shares	(16,161)	—
Payments related to tax withholding for stock-based compensation	(9,093)	(6,235)
Payments of dividends	(55,259)	(52,471)
Other	(272)	(320)

Net cash flows provided (used) by financing activities	(36,683)	(32,287)
Effect of exchange rate changes on cash and cash equivalents	(13,297)	2,603

Net change in cash and cash equivalents	(30,595)	(12,134)
Cash and cash equivalents at beginning of period	545,678	434,971

Cash and cash equivalents at end of period	$515,083	$422,837

About Flowserve

Flowserve Corp. is one of the world’s leading providers of fluid motion and control products and services. Operating in more than 50 countries, the company produces engineered and industrial pumps, seals and valves as well as a range of related flow management services. More information about Flowserve can be obtained by visiting the company’s Web site at www.flowserve.com.

Safe Harbor Statement: This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Words or phrases such as, “may,” “should,” “expects,” “could,” “intends,” “plans,” “anticipates,” “estimates,” “believes,” “forecasts,” “predicts” or other similar expressions are intended to identify forward-looking statements, which include, without limitation, earnings forecasts, statements relating to our business strategy and statements of expectations, beliefs, future plans and strategies and anticipated developments concerning our industry, business, operations and financial performance and condition.

The forward-looking statements included in this news release are based on our current expectations, projections, estimates and assumptions. These statements are only predictions, not guarantees. Such forward-looking statements are subject to numerous risks and uncertainties that are difficult to predict. These risks and uncertainties may cause actual results to differ materially from what is forecast in such forward-looking statements, and include, without limitation, the following: economic, political and other risks associated with our international operations, including military actions, trade embargoes, epidemics or pandemics or changes to tariffs or trade agreements that could affect customer markets, particularly North African, Latin American, Asian and Middle Eastern markets and global oil and gas producers, and non-compliance with U.S. export/re-export control, foreign corrupt practice laws, economic sanctions and import laws and regulations; any continued volatile regional and global economic conditions resulting from the COVID-19 pandemic on our business and operations; global supply chain disruptions and the current inflationary environment could adversely affect the efficiency of our manufacturing and increase the cost of providing our products to customers; a portion of our bookings may not lead to completed sales, and our ability to convert bookings into revenues at acceptable profit margins; changes in global economic conditions and the potential for unexpected cancellations or delays of customer orders in our reported backlog; our dependence on our customers’ ability to make required capital investment and maintenance expenditures; if we are not able to successfully execute and realize the expected financial benefits from any restructuring and realignment initiatives, our business could be adversely affected; the substantial dependence of our sales on the success of the oil and gas, chemical, power generation and water management industries; the adverse impact of volatile raw materials prices on our products and operating margins; increased aging and slower collection of receivables, particularly in Latin America and other emerging markets; our exposure to fluctuations in foreign currency exchange rates, including in hyperinflationary countries such as Venezuela and Argentina; potential adverse consequences resulting from litigation to which we are a party, such as litigation involving asbestos-containing material claims; expectations regarding acquisitions and the integration of acquired businesses; the potential adverse impact of an impairment in the carrying value of goodwill or other intangible assets; our dependence upon third-party suppliers whose failure to perform timely could adversely affect our business operations; the highly competitive nature of the markets in which we operate; environmental compliance costs and liabilities; potential work stoppages and other labor matters; access to public and private sources of debt financing; our inability to protect our intellectual property in the U.S., as well as in foreign countries; obligations under our defined benefit pension plans; our internal control over financial reporting may not prevent or detect misstatements because of its inherent limitations, including the possibility of human error, the circumvention or overriding of controls, or fraud; the recording of increased deferred tax asset valuation allowances in the future or the impact of tax law changes on such deferred tax assets could affect our operating results; our information technology infrastructure could be subject to service interruptions, data corruption, cyber-based attacks or network security breaches, which could disrupt our business operations and result in the loss of critical and confidential information; ineffective internal controls could impact the accuracy and timely reporting of our business and financial results; and other factors described from time to time in our filings with the Securities and Exchange Commission.

All forward-looking statements included in this news release are based on information available to us on the date hereof, and we assume no obligation to update any forward-looking statement.

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, management believes that non-GAAP financial measures which exclude certain non-recurring items present additional useful comparisons between current results and results in prior operating periods, providing investors with a clearer view of the underlying trends of the business. Management also uses these non-GAAP financial measures in making financial, operating, planning and compensation decisions and in evaluating the Company’s performance. Non-GAAP financial measures, which may be inconsistent with similarly captioned measures presented by other companies, should be viewed in addition to, and not as a substitute for, the Company’s reported results prepared in accordance with GAAP.

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Flowserve Contacts

Investor Contacts:
Jay Roueche, Vice President, Investor Relations & Treasurer	(972) 443-6560
Tarek Zeni, Director, Investor Relations	(469) 420-4045

Media Contact:
Wes Warnock, Vice President, Marketing, Communications & Public Affairs	(972) 443-6900